UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2015

L.B. Foster Company

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-10436	25-1324733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Holiday Drive Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2015, L.B. Foster (“the Company”), its domestic subsidiaries, and certain of its Canadian subsidiaries entered into an amended and restated $335,000,000 Revolving Credit Facility Credit Agreement (“Amended Credit Agreement”) with PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., Citizens Bank of Pennsylvania, and Branch Banking and Trust Company. This Amended Credit Agreement modifies the prior revolving credit facility which had a maximum credit line of $200,000,000. The Amended Credit Agreement provides for a five-year, unsecured revolving credit facility that permits borrowings up $335,000,000 for the U.S. borrowers and a sublimit of the equivalent of $25,000,000 U.S. dollars that is available to the Canadian borrowers. The Amended Credit Agreement’s accordion feature permits the Company to increase the available revolving borrowings under the facility by up to an additional $100,000,000 subject to the Company’s receipt of increased commitments from existing or new lenders and to certain conditions being satisfied.

Borrowings under the Amended Credit Agreement will bear interest at rates based upon either the base rate or Euro-rate plus applicable margins. Applicable margins are dictated by the ratio of the Company’s indebtedness less cash on hand to the Company’s consolidated EBITDA, as defined in the underlying Amended Credit Agreement. The base rate is the highest of (a) PNC Bank’s prime rate, (b) the Federal Funds Rate plus 0.50% or (c) the daily Euro-rate (as defined in the Amended Credit Agreement) plus 1.00%. The base rate and Euro-rate spreads range from 0.00% to 1.50% and 1.00% to 2.50%, respectively.

The Amended Credit Agreement includes two financial covenants: (a) Leverage Ratio, defined as the Company’s Indebtedness less cash on hand, in excess of $15,000,000, divided by the Company’s consolidated EBITDA, which must not exceed 3.25 to 1.00 and (b) Minimum Interest Coverage, defined as consolidated EBITDA less Capital Expenditures divided by consolidated interest expense, which must be no less than 3.00 to 1.00.

The Amended Credit Agreement permits the Company to pay dividends, distributions and make redemptions with respect to its stock provided no event of default or potential default (as defined in the Amended Credit Agreement) has occurred prior to or after giving effect to the dividend, distribution, or redemption. Dividends, distributions, and redemptions are capped at $25,000,000 per year when funds are drawn on the facility. If no drawings on the facility exist, dividends, distributions, and redemptions in excess of $25,000,000 per year are subjected to a limitation of $75,000,000 in the aggregate. The $75,000,000 aggregate limitation also permits certain loans, investments, and acquisitions.

Other restrictions exist at all times including, but not limited to, limitation of the Company’s sale of assets, other indebtedness incurred by either the borrowers or the non-borrower subsidiaries of the Company, guarantees, and liens.

Also on March 13, 2015, the Company and its wholly-owned subsidiary, L. B. Foster Raven Merger Company (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IOS Holdings Inc., a Delaware corporation (“IOS”) and IOS Holding Company LLC, solely in its capacity as the representative of IOS’s shareholders. The Merger Agreement provided for IOS to be merged into Merger Sub, with IOS as the surviving entity, resulting in IOS becoming a wholly-owned subsidiary of the Company. The parties closed the Merger Agreement on the same date.

The Merger Agreement provided for the payment of cash at closing equal to the base consideration of $170,000,000 plus cash acquired, and further subject to certain adjustments, including a working capital adjustment. An amount equal to $7,600,000 of the purchase price was deposited in an escrow account in order to cover breaches of representations and warranties by sellers, any working capital adjustments owed to the Company and other specified contingent liabilities. The payment is subject to a post-closing adjustment related to the estimated indebtedness, cash, working capital and transaction expenses as of the closing date. The Merger Agreement also contains an earn-out feature. Sellers have the ability to earn up to an additional $60 million dependent upon the acquired business achieving a certain level of EBITDA during the 3-year period beginning on January 1, 2015 and ending on December 31, 2017.

The Merger Agreement also contains customary representations and warranties, covenants and indemnification obligations.

The Company funded the full consideration for the acquisition with available funds from the Amended Credit Agreement. IOS Holdings, Inc. and each of its subsidiaries are required to join the Amended Credit Agreement as Guarantors within 15 days of the acquisition closing.

The descriptions set forth above of the Merger Agreement and the Amended Credit Agreement are summaries only and are not complete, and are subject to and qualified in their entirety by reference to the complete text of the Merger Agreement and Amended Credit Agreement, respectively, copies of which will be filed by an amendment to this Current Report on Form 8-K.

Item 7.01   Regulation FD Disclosure.

On March 13, 2015, the Company issued a press release announcing the transaction described in Items 1.01, 2.01 and 2.03 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of L.B. Foster under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements required by this Item of this Current Report on Form 8-K with respect to the acquisition described in Item 2.01 hereof are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

Pro forma financial information required by this Item of this Current Report on Form 8-K with respect to the acquisition described in Item 2.01 hereof are not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits

99.1	Press Release dated March 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: March 13, 2015	/s/ David J. Russo
David J. Russo
Senior Vice President, Chief Financial Officer,
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 13, 2015.